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                                                                     Exhibit 5.1
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                              September 24, 1999

Somnus Medical Technologies, Inc.
285 N. Wolfe Road
Sunnyvale, CA  94086

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on September 24, 1999 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,084,567 shares of your Common Stock, par value $0.001 per share (the "Shares"), (i) 852,060 shares of which are reserved for issuance pursuant to the Amended and Restated 1996 Stock Plan, as amended, (ii) 142,507 shares of which are reserved for issuance pursuant to the 1997 Employee Stock Purchase Plan, (iii) 85,000 shares of which are reserved for issuance pursuant to the 1997 Director Option Plan and (iv) 5,000 shares of which are to be issued pursuant to the 1997 Patent Incentive Plan (collectively, the "Plans"). As legal counsel for Somnus Medical Technologies, Inc., we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

     It is our opinion that the Shares, when issued and sold in the manner described in the Plans and pursuant to the agreement that accompanies each grant under the Plans, will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                         Very truly yours,

                                         WILSON SONSINI GOODRICH & ROSATI

                                         /s/ Wilson Sonsini Goodrich & Rosati